Exhibit 99.1

ProPhase Labs Announces Plans for Major Expansion of its Pharmaloz Manufacturing, Inc. Subsidiary to Meet Growing Demand

Garden City, NY, Feb. 15, 2023 (GLOBE NEWSWIRE) — ProPhase Labs, Inc. (NASDAQ: PRPH) (“ProPhase”), a growth oriented and diversified diagnostics, genomics and biotech company, today provided a business update with respect to its wholly-owned contract manufacturing subsidiary, Pharmaloz Manufacturing, Inc. (“Pharmaloz”).

To meet the growing demand for its products and services, Pharmaloz is acquiring new equipment which is expected to double its current capacity for pouch packaging by the second quarter of 2023. Pharmaloz is also planning for expansion of its lozenge manufacturing business. Altogether, these expansion initiatives are expected to lead to a 200% increase in capacity for 2024 as compared to 2022. It is currently expected that the Pharmaloz expansion will be funded entirely from internal cash flow generated from profits generated at the operating subsidiary level with no capital required from the parent company.

Pharmaloz had two new customers enter full production in 2022, resulting in the addition of over 3.5 million units, mostly in the fourth quarter of 2022. The company formulated and launched seven new products for new and existing customers, totaling 1.75 million units. Additionally, the company added three new customers which are expected to enter full production in 2023, representing an estimated 1.0 million additional units.

Ted Karkus, ProPhase Lab’s Chief Executive Officer, commented, “We are currently operating at full-capacity at Pharmaloz. We are confident that based on the current and projected demand from many of our major customers, we will continue to operate near full capacity even after taking into account our planned expansions to triple capacity by 2024. We feel strongly that the expansions at Pharmaloz announced today will further solidify our position as a leading provider of lozenge manufacturing, packaging and R&D services in the United States and globally. Pharmaloz continues to be a strong backbone to the ProPhase family of companies, with promising growth potential as we further scale production capacity to meet increasing customer demand. Our other subsidiaries also continue to benefit from the long-lasting relationships developed at Pharmaloz, with major big-box retailers including Walmart, Walgreens, CVS and others. These synergies are expected to include the planned future introduction of Nebula Genomics whole genome sequencing and Equivir OTC (a broad based anti-viral) in major retail stores.”

Pharmaloz brought customer micro testing in-house in 2022 and produced over 50 R&D sample runs for customers. Following these successful sample runs, the company is currently finalizing a contract with a potential new customer that could add over 6.0 million units per year and negotiating with another potential new customer that could add an additional 6.0 million or more units per year. Pharmaloz is also in the early stages of discussing options with four other potential new customers and is currently formulating liquid-filled lozenges for its customers, with additional equipment for these products expected to be added to its current production line in 2023.

About ProPhase Labs

ProPhase Labs, Inc. (Nasdaq: PRPH) (“ProPhase”) is a growth oriented and diversified diagnostics, genomics and biotech company that seeks to leverage its CLIA lab services to provide whole genome sequencing and research direct to consumers and build a genomics database to be used for further research. The Company provides traditional CLIA molecular laboratory services, including COVID-19 testing. The Company also operates a contract manufacturing subsidiary and offers the TK Supplements line of dietary supplements, which are distributed in food, drug and mass stores throughout the country.

ProPhase Diagnostics, Inc., a wholly owned subsidiary of ProPhase, offers a broad array of clinical diagnostic and testing services at its CLIA certified laboratories including polymerase chain reaction (PCR) testing for SARS-CoV-2 (COVID-19) and Influenza A and Influenza B. Critical to COVID-19 testing, ProPhase Diagnostics provides fast turnaround times for results. ProPhase Diagnostics also offers best-in-class rapid antigen and antibody/immunity tests to broaden its COVID-19 testing beyond RT-PCR testing. The Company has announced plans for the expansion of the lab to include traditional clinical testing and genomics sequencing.

Nebula Genomics, a wholly owned subsidiary of ProPhase, focuses on genomics sequencing and testing technologies, a comprehensive method for analyzing entire genomes, including the genes and chromosomes in DNA. The data obtained from genomic sequencing may help to identify inherited disorders and tendencies, help predict disease risk, help identify expected drug response, and characterize genetic mutations, including those that drive cancer progression. The Company currently offers Nebula Genomics whole genome sequencing products direct-to-consumer online, with plans to sell in food, drug and mass (FDM) stores and to provide testing for universities conducting genomic research.

ProPhase BioPharma, Inc. (PBIO), a wholly owned subsidiary of ProPhase, was formed for the licensing, development and commercialization of novel drugs and compounds. Licensed compounds currently include Equivir (OTC/dietary supplement) and Equivir G (Rx), two broad based anti-virals, and Linebacker LB-1 and LB-2, two small molecule PIM kinase inhibitors. The company is collaborating with the Dana Farber Cancer Institute to develop LB-1 as a cancer co-therapy. In January 2023, the Company acquired exclusive rights to BE-Smart Esophageal Pre-Cancer Diagnostic Screening test and related IP assets. The BE-Smart test is focused on the early detection of esophageal cancer, and is intended to provide health care providers and patients with data to help determine treatment options.

ProPhase Labs has decades of experience researching, developing, manufacturing, distributing, marketing, and selling OTC consumer healthcare products and dietary supplements under the TK Supplements® brand and Pharmaloz contract manufacturing subsidiary.

ProPhase actively pursues strategic investments and acquisition opportunities for other companies, technologies, and products.

For more information, visit www.ProPhaseLabs.com.

Forward Looking Statements

Except for the historical information contained herein, this document contains forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our strategy, plans, objectives and initiatives, including our expectations regarding our ability to double capacity at Pharmaloz by the second quarter of 2023 and triple capacity by 2024, our ability to fund the planned Pharmaloz expansion at the subsidiary level with no contribution from the parent company, the anticipated timing for Pharmaloz customers to enter production, our ability to finalize and consummate contracts with potential new Pharmaloz customers, as well as our plans to expand our New York lab to include traditional clinical testing and genomic sequencing, to sell our whole genome sequencing products in food, drug and mass (FDM) stores and to provide testing for universities conducting genomic research, and our ability to develop and commercialize LB-1 as a cancer co-therapy. Management believes that these forward-looking statements are reasonable as and when made.

However, such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include but are not limited to our ability to obtain and maintain necessary regulatory approvals, general economic conditions, consumer demand for our products and services, challenges relating to entering into and growing new business lines, the competitive environment, and the risk factors listed from time to time in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any other SEC filings. The Company undertakes no obligation to update forward-looking statements except as required by applicable securities laws. Readers are cautioned that forward-looking statements are not guarantees of future performance and are cautioned not to place undue reliance on any forward-looking statements.

Media Relations and Institutional Investor Contact:

ProPhase Labs, Inc.

267-880-1111

investorrelations@prophaselabs.com

Retail Investor Relations Contact:

Renmark Financial Communications

John Boidman

514-939-3989

Jboidman@renmarkfinancial.com

Source: ProPhase Labs, Inc.

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